Exhibit 3.52

Bylaws of

HEALTHSOUTH Medical Center, Inc.

an Alabama Corporation

February 2006

BYLAWS

ARTICLE 1

OFFICES

The principal office of the Corporation in the State of Alabama shall be located within Jefferson County. The Corporation may have such other offices, either within or without the State of Alabama, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE 2

SHAREHOLDERS

2.1 Annual Meetings. The annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may come before the meeting shall be held at such date and time during the first six (6) months of the year or at such other time as shall be specified by resolution of the Board of Directors.

2.2 Special Meetings. Special meetings may be called for any purposes by the holders of at least one-tenth (1/10) of all the shares entitled to be voted, the Board of Directors or the President.

2.3 Place of Meetings. The place of meeting shall be the principal office of the Corporation in the State of Alabama unless some other place, either within or without the State of Alabama, is designated by resolution of the Board of Directors.

2.4 Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) calendar days, or, in the case it is proposed to increase the stock or bonded indebtedness of the Corporation, not less than thirty (30) calendar days, nor more than sixty (60) calendar days before the date of the meeting, either personally or by mail, by or at the direction of the Board of Directors, the President, the Secretary or any Assistant Secretary to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or her address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. The attendance of a shareholder at a meeting shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is unlawfully called or convened and such shareholder expresses such objection at the beginning of the meeting or promptly upon his or her arrival.

2.5 Fixing of Record Date. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend or other distribution or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may fix, in advance, a record date, which shall not be more than seventy (70) calendar days nor less than ten (10) calendar days prior to any other action. If no record date is fixed, the following shall apply:

(a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given.

(b) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

2.6 Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, within two (2) business days after notice of a meeting of shareholders is given, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period continuing through the date of the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any shareholder who is present. The stock ledger shall be the only evidence as to who are the shareholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or proxy at any meeting of shareholders.

2.7 Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) calendar days, or, if after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by voting group is required by the Constitution of Alabama, the Alabama Business Corporation Act, as amended (the “Act”), the Articles of Incorporation of the Corporation or these Bylaws.

2.8 Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his or her duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting, together with such authorization of the attorney-in-fact, if any. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

2.9 Voting of Shares. Each outstanding share entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of shareholders. Unless otherwise prescribed by statute, the Articles of Incorporation or these Bylaws, all elections shall be had, and all questions decided, by majority vote.

2.10 Voting of Shares by Certain Holders. Shares registered in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine. Shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation is held by the Corporation, shall not be voted at any meeting or counted in determining the total number of outstanding shares at any given time, except that, in determining compliance with Sections 234 or 237 of the Constitution of Alabama of 1901, such shares shall be counted and voted in the manner authorized and directed by a majority of the remaining shareholders of the Corporation.

Treasury shares and shares of stock held by the Corporation in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time, except that, in determining compliance with Sections 234 or 237 of the Constitution of Alabama of 1901, shares of stock held by the Corporation in a fiduciary capacity shall be counted and voted in the manner authorized and directed by a majority of the remaining shareholders of the Corporation.

Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. A stockholder whose shares are pledged shall be entitled to vote such shares unless, in the transfer by the pledgor on the books of the Corporation, the pledgor has expressly empowered the pledgee to vote thereon, in which case the pledgee, or his or her proxy, may represent such shares and votes thereon.

2.11 Voting on Certain Transactions. A merger, consolidation or dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the Corporation’s assets shall be subject to the approval of shareholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation entitled to vote, unless state law, at the time of such vote, requires a larger number.

2.12 Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

ARTICLE 3

BOARD OF DIRECTORS

3.1 General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

3.2 Number, Tenure and Qualifications. The number of directors of the Corporation shall be fixed from time to time by resolution of the shareholders or directors, but only the shareholders may increase or decrease by more than thirty percent (30%) the number of directors last approved by the shareholders; provided, however, that the Board of Directors shall always consist of at least one (1) natural person of the age of at least nineteen (19) years and that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Each director shall be a natural person of the age of at least nineteen (19) years and shall hold office until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Directors need not be shareholders of the Corporation or residents of the State of Alabama.

3.3 Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders, for election of officers and the transaction of such other business as may come before the meeting. Other regular meetings of the Board of Directors shall be held on dates to be fixed by the Board of Directors, and at least two (2) business days’ written notice of the date, time and place of such meeting shall be given to each director. At all regular and special Board meetings the President shall preside, or in the absence of the President, any Vice President may preside.

3.4 Special Meetings. Special meetings of the Board of Directors or of any committee designated thereby may be called by, or at the request of, the President or by a majority of the directors. A special meeting of the Board of Directors or of any committee designated thereby shall be held at the principal office of the Corporation provided that, by resolution, or by waiver signed by all directors, it may be held at any other place, either within or without the State of Alabama.

3.5 Notice. Notice of any special meeting shall be given at least two (2) business days prior thereto by written notice delivered personally or mailed to a director at his or her business address, sent by an overnight delivery service to a director at his or her business address or transmitted by telegram, telex or telefax to a director at his or her business address. Notice may be delivered to different directors by different means, provided that all directors are delivered notice, by one or more of the permitted ways. If mailed or sent by overnight courier, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid, or when deposited with the overnight courier so addressed with all charges paid to the overnight courier. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. If notice is given by telex or telefax, such notice shall be deemed to be delivered when transmission to the telex or telefax number of such director has been completed. Neither the business to be transacted at nor the purpose of any special meeting of the Board of Directors or any committee designated by the Board of Directors need be specified in the notice or waiver of notice of such meeting. Any director may waive notice of any meeting in writing, which notice shall be filed with the minutes of the meetings of the Corporation. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened and such director expresses such objection at the beginning of the meeting or promptly upon his or her arrival.

3.6 Quorum; Presumption of Assent. A majority of the number of directors fixed in the manner provided by Section 3.2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but, if less than such quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of directors present is the act of the Board of Directors. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless: (1) he or she objects at the beginning of the meeting (or promptly upon his or her arrival) to holding it or transacting business at the meeting or, as to a matter required under the articles of incorporation or the bylaws to be included in the notice of the purpose of the meeting, he or she objects before action is taken on the matter, (2) his or her dissent or abstention from action taken is entered in the minutes of the meeting; or (3) he or she delivers written notice of his or her dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting.

3.7 Telephonic Attendance. Any one or more directors may participate in a meeting of the Board of Directors or a committee thereof by means of conference telephone or similar communications equipment by means of which all persons participating can hear each other, and such participation shall constitute presence and attendance at the meeting for all purposes of Article 3.

3.8 Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the shareholders or by the affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected until the next annual meeting of shareholders and until his or her successor shall have been elected and qualified. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.9 Compensation. Directors, by resolution of the Board of Directors, may be compensated as directors. Such compensation may be in cash or otherwise and may include: a fixed salary or retainer; a fixed sum for attendance at each meeting of the Board of Directors; expenses for attendance at such meetings; or any combination of the foregoing. Members of special and standing committees of the Board of Directors, by resolution of the Board of Directors, may be compensated in like manner. No compensation to a director, as a director, shall preclude such director from serving the Corporation in any other capacity and receiving compensation therefor.

3.10 Committees. The Board of Directors may, by resolution or resolutions adopted by a majority of the full Board of Directors, designate one or more committees, each committee to consist of one (1) or more directors of the Corporation. Any such committee, to the extent provided in such resolution or resolutions, shall have and may, during intervals between the meetings of the Board, exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority of the Board of Directors in reference to authorizing distributions, issuing capital stock, amending the Articles of Incorporation, adopting a plan of merger or consolidation, recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof, filling vacancies on the Board of Directors, or amending or otherwise affecting the terms of the Bylaws of the Corporation. Such committee or committees shall have such name or names as may be determined from time to time by resolution or resolutions adopted by the Board of Directors. The designation of any such committee or committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

3.11 Informal Action. Any action required or permitted under the Alabama corporate laws, the Articles of Incorporation or these Bylaws to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if a written consent setting forth the action so taken is signed by all members of the Board of Directors or of such committee, as the case may be. Such written consent shall be filed with the minutes of proceedings of the Board of Directors or committee.

3.12 Removal of Directors. At a meeting of shareholders called expressly for that purpose, one or more directors may be removed, with or without cause, by a vote of the holders of a majority of shares then entitled to vote at an election of directors, and the shareholders may at such meeting elect a successor director or directors for the unexpired term of the director or directors removed.

3.13 Resignation of Directors. Any director may resign at any time by delivering written notice to the Board of Directors, the President, or to the Corporation. Such resignation shall be effective immediately unless the notice of resignation specifies a later effective date.

ARTICLE 4

OFFICERS

4.1 Officers Chosen by Board. Officers of the Corporation shall be elected by the Board of Directors at its first meeting after the annual meeting of stockholders and may consist of a President, one or more Vice Presidents (one or more of whom may be designated by the Board of Directors as Executive Vice President or Senior Vice President), a Treasurer, a Secretary and such other officers as the Board of Directors may prescribe. All such officers shall be elected for a term of one (1) year and until their successors are elected and qualified even if such later date is beyond one (1) year, but they shall, however, be subject to removal by the Board of Directors at its pleasure. Such officers shall perform such duties and exercise such powers as are conferred by the Board of Directors or as are conferred herein. The Board of Directors or the President, by and with the consent and approval of the Board of Directors, may appoint such other officers and agents as, in its or his or her discretion, are required for the proper transaction of the Corporation’s business. Any two (2) or more offices may be held by the same person.

The Board of Directors shall be, and is hereby, authorized to adopt and amend from time to time Bylaws to be effective in the event of an emergency, dealing with or making provisions during such emergency for continuity of management, succession to the authority and duties of officers, vacancies in office, alternative offices or other matters deemed necessary or desirable to enable the Corporation to carry on its business and affairs.

4.2 President. The President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed and in general shall perform all duties incident to the office of president and such other duties as may be assigned to him or her from time to time by the Board of Directors.

4.3 Vice Presidents. Each Vice President shall have powers and perform such duties as shall from time to time be assigned to him or her by these Bylaws or by the Board of Directors and shall have and may exercise such powers as may from time to time be assigned to him or her by the President.

4.4 Secretary. The Secretary shall: (a) keep the minutes of the shareholders’ and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the President, certificates for shares of the Corporation; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President.

4.5 Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation and shall perform such duties as may from time to time be assigned to him or her by the Board of Directors or the President.

4.6 Assistant Secretaries and Assistant Treasurers. The Assistant Secretaries may sign with the President certificates for shares of the Corporation, the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

4.7 Other Authority of Officers. The President may sign and execute all authorized bonds, contracts or other obligations in the name of the Corporation, and with the Secretary or an Assistant Secretary, may sign all certificates of shares of the capital stock of the Corporation, and do and perform such other acts and things as may from time to time be assigned to each of them by the Board of Directors. The President, the Treasurer or such other officers as are authorized by the Board of Directors may enter into contracts in the name of the Corporation or sell and convey any real estate or securities now or hereafter belonging to the Corporation and execute any deeds or written instruments of transfer necessary to convey good title thereto and each of the foregoing officers, or the Secretary or the Treasurer of the Corporation, is authorized and empowered to satisfy and discharge of record any mortgage or deed of trust now or hereafter of record in which the Corporation is a grantee or of which it is the owner, and any such satisfaction and discharge heretofore or hereafter so entered by any such officer shall be valid and in all respects binding on the Corporation.

4.8 Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as is convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until his or her death or until he or she shall resign or shall have been removed in the manner hereinafter provided.

4.9 Removal. The President may be removed, with or without cause, at any time by action of the Board of Directors. Any other officer, agent or employee, including any officer, agent or employee appointed by the Board of Directors, may be removed, with or without cause, at any time by the Board of Directors, or the superior officer to whom authority to so remove has been delegated by these Bylaws or by the President.

4.10 Resignation of Officers. Any officer may resign at any time by delivering notice (whether written or verbal) to the Corporation. Such resignation shall be effective immediately unless the notice of resignation specifies a later effective date.

4.11 Vacancies. A vacancy in any office elected or appointed by the Board of Directors because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term. A vacancy in any other office for any reason shall be filled by the Board of Directors, or any committee, or superior officer to whom authority in the premises may have been delegated by these Bylaws or by resolution of the Board of Directors.

4.12 Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors or committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a director of the Corporation.

ARTICLE 5

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts. Subject to the limitations of Section 5.2, the Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.2 Loans. Other than indebtedness arising in the ordinary course of business pursuant to accounts payable and accrued liabilities, no loans shall be contracted on behalf of the Corporation, and no evidences of indebtedness shall be issued in its name, including contracts of guaranty and suretyship, unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

5.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes, contracts of guaranty and suretyship, or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

5.4 Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositaries as the Board of Directors may select.

5.5 Proxies. Unless otherwise provided by resolution of the Board of Directors, the President may from time to time appoint an attorney or agent of the Corporation, in the name and on behalf of the Corporation, to cast the votes which the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation, or to consent in writing, in the name and on behalf of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed, in the name of the Corporation and under its corporate seal or otherwise, all such written proxies or other instruments as he or she may deem necessary or proper in the premises.

ARTICLE 6

CERTIFICATES FOR SHARES

AND THEIR TRANSFER

6.1 Certificates for Shares. Certificates may be issued for whole or fractional shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed in the manner provided by the Act and any act amendatory thereof, supplementary thereto or substituted therefor. All certificates for shares shall be consecutively numbered or otherwise identified. The name, social security or federal employer identification number, and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer book of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that, in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

6.2 Lost, Stolen, or Destroyed Certificates. Any person claiming a stock certificate in lieu of one alleged to have been lost, stolen or destroyed shall give the Corporation or its agent an affidavit as to his or her ownership of the certificate and of the facts which go to prove that it has been lost, stolen or destroyed. If required by the Secretary, he or she also shall give the Corporation a bond, in such form as may be approved by the Secretary, sufficient to indemnify the Corporation against any claims that may be made against it or on account of the alleged loss, theft or destruction of the certificate or the issuance of a new certificate.

6.3 Transfer of Shares. Shares of the capital stock of the Corporation shall be transferred on the books of the Corporation by the holder thereof in person or by his or her attorney duly authorized in writing, upon surrender and cancellation of certificates for the number of shares to be transferred, except as provided in the preceding section. Books for the transfer of shares of the capital stock shall be kept by the Corporation or by one or more transfer agents appointed by it. The person in whose name shares are registered on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

6.4 Regulations. The Board of Directors shall have power and authority to make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

ARTICLE 7

FISCAL YEAR

The fiscal year of the Corporation shall end on the last day of [12] in each year.

ARTICLE 8

DIVIDENDS

The Board of Directors at any regular or special meeting may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Articles of Incorporation.

ARTICLE 9

SEAL

The Board of Directors may provide a corporate seal which shall have inscribed thereon the name of the Corporation and the words, “Corporate Seal” and “Alabama,” and any word thereon may be abbreviated.

ARTICLE 10

WAIVER OF NOTICE

Whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, the Articles of Incorporation, the provisions of the Act or the Alabama Insurance Code and any act amendatory thereof, supplementary thereto or substituted therefor, or the Alabama Constitution, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 11

AMENDMENTS AND CONSTRUCTION

11.1 Power of Directors to Amend. The Board of Directors shall have the power to alter, amend and repeal the Bylaws of the Corporation or adopt new Bylaws for the Corporation at any regular or special meeting of the Board, provided that the Board of Directors may not alter, amend or repeal any Bylaw which establishes what constitutes a quorum at shareholders’ meetings, or which was adopted by the shareholders, and specifically provides that it cannot be altered, amended or repealed by the Board of Directors.

11.2 Power of Shareholders to Amend. The shareholders may alter, amend, or repeal Bylaws of the Corporation or adopt new Bylaws for the Corporation at any annual meeting or at a special meeting, and all Bylaws made or adopted by the directors may be altered or repealed by the shareholders.

11.3 Construction. As used in these Bylaws, the nouns “shareholder,” “director” or “officer,” the noun for the title of any officer and the masculine pronoun shall be deemed to refer, as applicable, to the masculine or feminine genders, and the use of singular references shall be deemed to include the plural and vice versa. The headings or captions of the Articles and Sections hereof are included for convenience of reference only, and the interpretation of these Bylaws as if none of them were included herein shall govern. The use of the word “person,” unless the context clearly indicates to the contrary, shall refer to a human being, general or limited partnership, joint venture, corporation, association, trust, estate, governmental unit or agency or other legal entity.